UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

SEAGATE TECHNOLOGY HOLDINGS PLC
(Exact name of registrant as specified in its charter)
____________________________

Ireland	001-31560	98-1597419
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

121 Woodlands Avenue 5	739009
Singapore

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (65) 6018-2562
N/A
(Former name or former address, if changed since last report)
____________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On May 21, 2025, the board of directors of Seagate Technology Holdings plc (the "Company") approved the repurchase of up to a total of $5 billion of the Company’s common stock under its existing share repurchase program. The Company may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including accelerated share repurchase transactions or other structured repurchase transactions, block trades or pursuant to trading plans intended to comply with Rule 10b5-1 of the U.S. Securities Exchange Act of 1934, as amended. The actual timing and amount of future repurchases are subject to the Company's financial position, results of operations, available cash, cash flow, capital requirements, distributable reserves, and other factors deemed relevant by the Company. The share repurchase program does not have an expiration date and may be modified, suspended or terminated by the Company at any time without prior notice.

The Company is hosting an analyst and investor day today in New York City, both in-person and via webcast, where the Company will discuss this share repurchase approval and new financial targets through its fiscal year ending in 2028.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Date:	May 22, 2025	By:	/s/ James C. Lee
		Name:	James C. Lee
		Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary